[KPMG LETTERHEAD]


The Board of Directors
European Micro Holdings, Inc.:


We consent to the use of our audit report dated March 6, 1998, a copy of which is included herein and to the reference to our firm under the heading "Experts" in the prospectus.


March 24, 1998

                                                        /s/  KPMG
                                                             Manchester, England